GUARANTY

                          Dated as of August 16, 2000,

                                     between

                        BANKERS LIFE AND CASUALTY COMPANY
                                  as Guarantor,

                                       and

                                  GARY C. WENDT






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                                    GUARANTY

         THIS GUARANTY (this "Guaranty") is entered into as of August 16, 2000 by Bankers Life and Casualty Company, an Illinois insurance corporation ("Guarantor"), in favor of Gary C. Wendt ("Wendt") who is a party to the Supplemental Retirement Agreement (as hereinafter defined). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms pursuant to Article I hereof.

                                    WHEREAS:

         A. Pursuant to an Employment Agreement dated June 28, 2000 between Conseco, Inc., the parent of Guarantor ("Conseco") and Wendt (the "Employment Agreement"), Conseco undertook to cause the Guarantor directly to provide certain retirement benefits to Wendt and/or his spouse; and

         B. The parties have determined to satisfy Conseco's obligations to Wendt in respect of such retirement obligations by means of a Supplemental Retirement Agreement, dated as of the date hereof, executed directly between Conseco and Wendt (the "Supplemental Retirement Agreement") pursuant to which Conseco agrees to make certain benefit payments to Wendt and/or his Surviving Spouse (as defined in the Supplemental Retirement Agreement) commencing on March 13, 2007; and

         C. Guarantor has derived and expects to derive substantial direct and indirect benefits arising from the Employment Agreement; and the Guarantor has accordingly agreed to guaranty such benefit payments pursuant to this Agreement;

         D. The Board of Directors of Guarantor has determined that it is in the best interests of Guarantor to execute this Guaranty;

         NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and in order to induce Wendt to enter into the Supplemental Retirement Agreement directly with Conseco, Guarantor agrees, for the benefit of Wendt and his Surviving Spouse and their respective heirs and beneficiaries, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1. Certain Terms. Capitalized terms used herein, unless otherwise defined herein, shall have the respective meanings assigned thereto in the Supplemental Retirement Agreement. In addition, when used herein the following terms shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):



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         "Supplemental Retirement Agreement" - defined in recital B.

         "Guarantied Party" or "Guarantied Parties" - Gary C. Wendt and/or his Surviving Spouse and/or his and/or her beneficiaries (including their respective estates) under the Supplemental Retirement Agreement

         "Obligations" - defined in Section 2.1(a).

                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION 2.1. Guaranty. Guarantor hereby absolutely, unconditionally and irrevocably:

         (a) guaranties to the Guarantied Parties the full and punctual payment to the Guarantied Parties when due, at the times provided for in the Supplemental Retirement Agreement, of all Benefit Amounts provided for and required to be paid by Conseco under the Supplemental Retirement Agreement, whether such payments are absolute or contingent, or now or hereafter existing, or due or to become due under the Supplemental Retirement Agreement, and all interest, fees, expenses or other amounts due or to become due in the future under the Supplemental Retirement Agreement (including all such amounts which would become due but for the operation of the automatic stay provisions under
Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)) (all such obligations sometimes hereinafter collectively called the "Obligations"); and

         (b) indemnifies and holds harmless each Guarantied Party for any and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by such Guarantied Party or such holder, as the case may be, in enforcing any rights under this Guaranty.

         This Guaranty constitutes a guaranty of payment when due and not of collection, and Guarantor specifically agrees that it shall not be necessary or required that any Guarantied Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against Conseco before the performance of, or as a condition to, the performance of the obligations of Guarantor hereunder.

         SECTION 2.2. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of Conseco have been paid in full, and all obligations of Guarantor hereunder shall have been paid in full. Guarantor guarantees that the Obligations of Conseco will be paid strictly in accordance with the terms of the Supplemental Retirement Agreement regardless of any law, regulation or order now or hereafter in effect in any


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jurisdiction affecting any of such terms or the rights of any Guarantied Party.
The liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

         (a) any lack of validity, legality or enforceability of the Supplemental Retirement Agreement;

         (b) the failure of any Guarantied Party to assert any claim or demand or to enforce any right or remedy against Conseco under the provisions of the Supplemental Retirement Agreement; or

         (c) any reduction, limitation, impairment or termination of the Obligations of Conseco for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of Conseco; or

         (d) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Conseco, including but not limited to any defense based on (i) a determination of unenforceability of the Obligations of Conseco by any court, (ii) the rejection of the Supplemental Retirement Agreement or any of the Obligations of Conseco thereunder in any proceeding under the United States Bankruptcy Code, (iii) the disallowance of any claim asserted by any of the Guarantied Parties in any proceeding under the United States Bankruptcy Code or otherwise based on the Obligations of Conseco under the Supplemental Retirement Agreement or (iv) any limitation or diminution of the amounts payable by Conseco under the Supplemental Retirement Agreement imposed by law or any court, it being the intention of the parties that this Guarantee shall in any or all of such circumstances be payable to the full extent of the Obligations of Conseco as set forth in the Supplemental Retirement Agreement as if no such defense were available or asserted.

         SECTION 2.3. Reinstatement, etc. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Guarantied Party, whether upon the insolvency, bankruptcy or reorganization of Conseco or otherwise, all as though such payment had not been made.

         SECTION 2.4. Waiver, etc. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of Conseco and/or obligations under this Guaranty and any requirement that any Guarantied Party exhaust any right or take any action against Conseco.




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         SECTION 2.5. Successors, Transferees and Assigns. This Guaranty shall:

         (a) be binding upon Guarantor, and its successors, transferees and assigns; and

         (b) inure to the benefit of and be enforceable by each Guarantied
Party.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES BY GUARANTOR

         To induce Wendt to enter into the Supplemental Retirement Agreement, Guarantor represents and warrants that:

         SECTION 3.1. Organization, etc. Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and Guarantor is duly qualified to transact business and in good standing as a foreign corporation, authorized to do business in each jurisdiction where the nature of its business makes such qualification necessary and failure to so qualify could reasonably be expected to have a material adverse effect upon its business or assets or upon its ability or right to carry out all of the terms of this Guaranty.

         SECTION 3.2. Authorization. Guarantor (a) has the power to execute, deliver and perform this Guaranty, and (b) has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty, including, without limitation, ratification of this Guaranty by the Board of Directors of the Guarantor which, in connection with such approval, reviewed a true copy of the Supplemental Retirement Agreement and determined that the consideration being received by the Guarantor for the execution and delivery of this Guaranty is fair to the Guarantor and reasonable. A copy of the resolution of the said Board of Directors is annexed hereto.

         SECTION 3.3. No Conflict. The execution, delivery and performance by Guarantor of this Guaranty does not and will not (a) contravene or conflict with any provision of any law, statute, rule or regulation, (b) contravene or conflict with, result in any breach of, or constitute a default under, any material agreement or instrument binding on Guarantor (including, without limitation, any writ, judgment, injunction or other similar court order), (c) result in the creation or imposition of or the obligation to create or impose any lien upon any of the property or assets of Guarantor or (d) contravene or conflict with any provision of the Articles of Incorporation or by-laws of Guarantor.

         SECTION 3.4. No Default or Event of Default. No Default or Event of Default has occurred and is continuing with respect to Guarantor.




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                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1. Indemnification. Guarantor agrees to indemnify the Guarantied Parties and hold the Guarantied Parties harmless from and against any and all liabilities, losses, claims, damages, costs and expenses of any kind to which the Guarantied Parties may incur or to which any of them may become subject, whether directly or indirectly (including, without limitation, the reasonable fees and disbursements of counsel for the Guarantied Parties), relating to or arising out of this Guaranty or the enforcement by the Guarantied Parties hereof. All obligations of Guarantor provided for in this Section 4.1 shall survive termination of this Guaranty.

         SECTION 4.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address or facsimile number set forth on the signature or acknowledgment pages hereof or such other address or facsimile number as such party may hereafter specify for the purpose by written notice to Wendt and Guarantor similarly given. Each such notice, request or other communication shall be effective (a) if given by facsimile when such facsimile is transmitted to the facsimile number specified in this Section, (b) if given by United States mail, seventy-two (72) hours after such communication is deposited in the mails by certified or registered mail, return receipt requested, with sufficient postage prepaid, addressed as aforesaid or (c) if given by recognized courier (such as Federal Express or UPS) which guarantees next business day delivery, when delivered at the address specified in this Section.

         SECTION 4.3. No Assignment. Neither Guarantor nor any of the Guarantied Parties shall assign this Guaranty nor any interest herein.

         SECTION 4.4. Amendments. The provisions of this Guaranty may from time to time be amended, modified or waived, only if such amendment, modification or waiver is in writing and consented to by Guarantor and Wendt, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 4.5. Section Headings. The section headings in this Guaranty are inserted for convenience of reference and shall not be considered a part of this Guaranty or used in its interpretation.

         SECTION 4.6. No Limitation of Other Obligations. All obligations of Guarantor and rights of Wendt or obligation expressed in this Guaranty shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Obligations.




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         SECTION 4.7. Governing Law. This guaranty shall be a contract made under and governed by the laws of the state of Illinois, without regard to conflicts of laws principles. All obligations of Guarantor and rights of the Guarantied Parties in respect of the obligations of Guarantor expressed herein shall be in addition to and not in limitation of those provided by applicable law.

         SECTION 4.8. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, but all such counterparts shall constitute but one and the same agreement. Guarantor hereby acknowledges receipt of a true, correct and complete counterpart of this Guaranty.

         SECTION 4.9 Not a Contract of Insurance. Nothing contained in this Guaranty shall be interpreted as creating a contract of insurance between the Guarantor, and the Guarantied Parties shall not be deemed policyholders for any purpose under this Guaranty.

         SECTION 4.10 Funding. All amounts payable or credited to the Guarantied Parties shall be paid in cash from the general assets of Guarantor. Guarantor shall be under no obligation to establish a special or separate fund, or to segregate any of its assets, to assure payment of amounts under this Guaranty.

         SECTION 4.11 Unsecured Creditor. Nothing contained in this Guaranty, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Guarantor and the Guarantied Parties. To the extent that the Guarantied Parties acquire a right to receive any amount from Guarantor under this Agreement, such rights shall be no greater than the right of an unsecured creditor of Guarantor. Wendt acknowledges that, in the event Guarantor becomes financially distressed (whether due to bankruptcy, insolvency or otherwise), Guarantor's ability to pay benefits to the Guarantied Parties under this Agreement could be impaired.

         SECTION 4.12 Surviving Spouse as Third-Party Beneficiary. The Surviving Spouse of Wendt shall be a third-party beneficiary of this Guaranty and she and/or her estate shall be entitled to enforce, on her own behalf and/or on behalf of her estate, all of the terms hereof pertaining to the Guarantor's obligations hereunder.




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         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       BANKERS LIFE AND CASUALTY COMPANY



                                       By: /s/ Thomas J. Kilian
                                           -----------------------------------
                                       Name:   Thomas J. Kilian
                                       Title:  President















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